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                                  SCHEDULE 14A
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
                                (Amendment No. )

  Filed by the Registrant                                        X
                                                             ----------
  Filed by a party other than the Registrant
                                                             ----------

  Check the appropriate box:

  ___ Preliminary Proxy Statement
  ___ Confidential, for Use of the Commission Only (as permitted by
      Rule 14a-6(e)(2))
  ___ Definitive Proxy Statement
  ___ Definitive Additional Materials
  _X_ Soliciting Material under Rule 14a-12

                           CGB&L FINANCIAL GROUP, INC.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                ------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement,
                            if other than Registrant)

  Payment of Filing Fee (Check the appropriate box):

  _X_ No fee required.

  ___ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1)      Title of each class of securities to which transaction applies:

               ----------------------------------------------------------------
      (2)      Aggregate number of securities to which transaction applies:

               ----------------------------------------------------------------
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
      (4)      Proposed maximum aggregate value of transaction:
                                                                ----------------
      (5)      Total fee paid:
                               -------------------------------------------------

  ___ Fee paid previously with preliminary materials.
  ___ Check box if any part of the fee is offset as provided by Exchange Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.

      Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
      (1)      Amount Previously Paid:
                                      ------------------------------------------
      (2)      Form, Schedule or Registration Statement:
                                                        ------------------------
      (3)      Filing Party:
                            ----------------------------------------------------
      (4)      Date Filed:
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                              FOR IMMEDIATE RELEASE
                              ---------------------

CONTACT - CGB&L FINANCIAL GROUP, INC.
MARALYN F. HECKMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
(217) 763-2911

February 21, 2001

                           CGB&L FINANCIAL GROUP, INC.
                              ENTERS INTO AGREEMENT
                                 TO BE ACQUIRED


         Cerro Gordo, Illinois-Maralyn F. Heckman, President and Chief Executive Officer of CGB&L Financial Group, Inc., the parent company of Cerro Gordo Building & Loan, sb today announced that CGB&L had signed a definitive agreement to be acquired by a company controlled by David Movtady. The Company announced on January 12, 2001, that it had entered into a letter of intent to be acquired. CGB&L will be acquired for cash with each stockholder of CGB&L expected to receive approximately $23.00 per share.

         The agreement is subject to the satisfactory completion of due diligence, regulatory and CGB&L stockholder approval and other conditions.

         Ms. Heckman stated "This change will position our small financial institution for growth so our experienced staff will be able to continue serving the Cerro Gordo community in a rapidly changing and highly competitive financial environment. I am pleased that the price represents more than 100% increase in the value of CGB&L shares in less than two and one half years since the company converted from mutual to stock form."
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         The material contained in this Press Release may be deemed solicitation material in respect of the proposed acquisition. Moreover, CGB&L and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed acquisition. If you are interested in obtaining information on the beneficial interests of CGB&L's directors and executive officers in CGB&L's common stock, we encourage you to obtain, free of charge, the Company's 2000 Proxy Statement which is available on the internet or from the Company as described below.

         Stockholders of CGB&L and other investors are also urged to read the proxy statement which will be filed in the near future by CGB&L with the Securities and Exchange Commission in connection with the proposed acquisition because it will contain important information. After it is filed with the SEC, the proxy statement will be available for free, both on the SEC's web site (www.sec.gov) and from CGB&L directly by calling or writing to Maralyn F. Heckman, President and Chief Executive Officer, 229 East South Street, P.O. Box 680, Cerro Gordo, IL 61818, telephone: (217) 763-2911.